Exhibit 99.1

MANAGEMENT

The following table presents information concerning our executive officers and directors following the Spin-Off, including a five-year employment history.

Name	Age	Position
Olivier Rabiller	48	Director, President & Chief Executive Officer
Carlos Cardoso	60	Chairman of the Board
Maura J. Clark	59	Director
Courtney Enghauser	46	Director
Susan L. Main	59	Director
Carsten J. Reinhardt	51	Director
Scott Tozier	57	Director
Craig Balis	53	Senior Vice President & Chief Technology Officer
Daniel Deiro	46	Senior Vice President, Global Customer Management & General Manager Japan/Korea
Alessandro Gili	46	Senior Vice President & Chief Financial Officer
Thierry Mabru	51	Senior Vice President, Integrated Supply Chain
Jerome Maironi	53	Senior Vice President, General Counsel & Corporate Secretary
Fabrice Spenninck	49	Senior Vice President & Chief Human Resources Officer

The following are brief biographies describing the backgrounds of the executive officers and directors of the Company.

Olivier Rabiller

Mr. Rabiller has led the Transportation Systems division at Honeywell since July 2016. From January 2015 to July 2016, he served as Vice President and General Manager of Transportation Systems for High Growth Regions, Business Development, and Aftermarket. From January 2012 to January 2014, he served as Vice President and General Manager, Transportation Systems Aftermarket. Earlier positions within Honeywell included roles as the Vice President of Sourcing for Transportation Systems for three years; Vice President of Customer Management for Passenger Vehicles at Honeywell Turbo Technologies; Vice President, European Sales and Customer Management; and Director of Marketing and Business Development for the European region. He joined Honeywell in 2002 as Senior Program Manager and Business Development Manager for Turbo Technologies EMEA. Mr. Rabiller is a director of the Swiss-American Chamber of Commerce, a non-profit organization which facilitates business relations between Switzerland and the United States. From 2012 until 2016, Mr. Rabiller was a director of Friction Material Pacifica, Australia. He holds a Master’s degree in engineering from École Centrale Nantes and an MBA from INSEAD. Mr. Rabiller was chosen to lead SpinCo and serve as a member of the Board of Directors because of his extensive experience at the Transportation Systems division at Honeywell, his background within the automotive industry and his strong leadership abilities.

Carlos Cardoso

Mr. Cardoso is a Senior Advisor of Irving Place Capital focusing on investments in industrial manufacturing and distribution companies since July 2015. From 2007 to 2015, Mr. Cardoso was Chairman and Chief Executive Officer of Kennametal, a global leader in metalworking solutions and engineered components serving a diverse set of industrial and infrastructure markets. Before serving as CEO, Mr. Cardoso served as Kennametal’s Vice President and Chief Operating Officer. Prior to Kennametal, he held executive roles at Flowserve and Honeywell (Allied Signal). Mr. Cardoso currently serves on the boards of Stanley Black & Decker, Inc., Hubbell Incorporated and the Ohio Transmission Corporation. He has been named one of America’s “Best Chief Executive Officers” by Institutional Investor Magazine. Mr. Cardoso earned a Bachelor of Science degree in business administration from Fairfield University and a Master’s degree in management from the Rensselaer

Polytechnic Institute. Mr. Cardoso was chosen as Chairman of our Board of Directors because of his background as a director for public companies and his valuable expertise in companies with extensive manufacturing operations and distribution operations.

Maura J. Clark

Ms. Clark has served as a Corporate Director of Direct Energy since 2014. From 2005 to 2014, Ms. Clark served as President of Direct Energy Business, LLC and Senior Vice President North American Strategy and Mergers and Acquisitions and was responsible for all aspects of the North American commercial and industrial energy business. Her prior experience includes investment banking and serving as Chief Financial Officer of an independent oil refining and marketing company, as Executive Vice President of Corporate Development and Chief Financial Officer of the Clark USA and as a Managing Director of Investment Banking Services at Goldman Sachs & Co., where she built a portfolio of clients involved in merchant power, gas and electric utilities and industrial companies. She also served as Vice President of Finance of North American Life Assurance Company, a financial services company. Ms. Clark is a member of the Board of Fortis Inc., Potash Corp. of Saskatchewan, Agrium Inc., Elizabeth Arden, Inc., Primary Care Development Corp. and Sabine River. She graduated from Queens University with a Bachelor of Arts in Economics. She is a Charted Professional Accountant and a member of the Association of Chartered Professional Accountants of Ontario. Ms. Clark offers the board extensive experience managing the operations of an international commercial and industrial business as well as significant experience from her service on other public company boards.

Courtney Enghauser

Ms. Enghauser is the Chief Financial Officer of Sensus, now a part of Xylem, a leading global water technology company since April 2013. Prior to her current role, Ms. Enghauser was the Chief Financial Officer of Kinetek, Inc., where she was responsible for the financial management and reporting of a global portfolio company consisting of eleven operating subsidiaries and sixteen holding companies in the electric motors and controls industries located throughout the world. Ms. Enghauser also served as Director of Finance, Mergers and Acquisitions of Kinetek, Inc. and Chief Financial Officer of Finishing Services & Technologies, Inc. after starting her career as an Auditor at PriceWaterhouseCoopers. Ms. Enghauser graduated with a Bachelor of Science in Accounting from Indiana University and is a Certified Public Accountant. Ms. Enghauser will provide the board with significant experience in the technology sector and financial strategies from a global perspective.

Susan L. Main

Ms. Main is the Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated, a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems since November 2012. Prior to her current role, Ms. Main was the Vice President and Controller since March 2004. From 1999-2004, Ms. Main served as Vice President and Controller for Water Pik Technologies, Inc. Ms. Main also held numerous financial roles at the former Allegheny Teledyne Incorporated in its government, industrial and commercial segments. Earlier in her career, Ms. Main held financial and auditing roles at the former Hughes Aircraft Company. Ms. Main is a member of the board of directors of Ashland Global Holdings, Inc., where she serves as the Chairperson of the Audit Committee and as a member of the Governance and Nominating Committee. Ms. Main is a member of the National Association of Corporate Directors and Women Corporate Directors. Ms. Main graduated from California State University, Fullerton with a Bachelor of Arts in business administration. We believe Ms. Main will provide the board with valuable experience in financial management given her background in various financial roles.

Carsten J. Reinhardt

Mr. Reinhardt has served as Senior Advisor for RLE International since October 2016. From July 2012 to October 2016, Mr. Reinhardt was President and CEO of Voith Turbo GmbH & Co. KG, a supplier of advanced powertrain technologies to the rail, commercial vehicle, marine, power generation, oil & gas and mining industries. Mr. Reinhardt currently sits on the Boards of Grundfos A/S Holding, SAF-Holland S.A., Rosti Group, Rosti Automotive, Tegimus Holding, GmbH, and Beinbauer Group (Germany). Mr. Reinhardt holds a Bachelor’s degree in Mechanical Engineering from Esslingen Technical University in Germany and a Master of Science degree in automobile engineering from the University of Hertfordshire, UK. Through his extensive experience in the automotive industry across global markets, Mr. Reinhardt provides operational expertise and strengthens the Board’s experience within the industry.

Scott Tozier

Mr. Tozier has been the Chief Financial Officer and Executive Vice President of Albemarle Corporation since January 2011. Prior to joining Albemarle, he served as Vice President of Finance, Transformation and Operations of Honeywell International, Inc. where he was responsible for Honeywell’s global financial shared services and best practices management. His 16-year career with Honeywell spanned senior financial positions in the United States, Asia Pacific and Europe. Mr. Tozier currently serves as a director on the boards of directors for FCCSA and Volta Energy Technologies. He is also a trustee for Blumenthal Performing Arts and Charlotte Chamber of Commerce, and on the Board of Advisors for Junior Achievement of the Carolinas. He holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Madison in 1988. Mr. Tozier holds an MBA from the University of Michigan, where he graduated with honors in 1994. He is a Certified Public Accountant. As a former executive within Honeywell, Mr. Tozier offers the board valuable expertise in best practices for a public company on a global scale, as well as financial management given his background as a CFO and a Certified Public Accountant.

Craig Balis

Mr. Balis will be appointed our Senior Vice President and Chief Technology Officer on October 1, 2018. From June 2014 until such appointment, Mr. Balis was the Vice President and Chief Technology Officer of Honeywell Transportation Systems. From December 2008 to June 2014, Mr. Balis was the Vice President of Engineering of Honeywell Transportation Systems. Mr. Balis has a Bachelor of Science and Master’s Degree in engineering from the University of Illinois.

Daniel Deiro

Mr. Deiro will be appointed our Senior Vice President, Global Customer Management, and General Manager Japan/Korea on October 1, 2018. From August 2014 until such appointment, Mr. Deiro was the Vice President of Customer Management and General Manager for Honeywell Transportation Systems for Japan and Korea. From April 2012 until August 2014, Mr. Deiro was a Senior Customer Management Director at Honeywell Transportation Systems. Mr. Deiro has a degree in Automotive Engineering from Haute école spécialisée bernoise, Technique et Informatique (BFH-TI), Biel, Switzerland.

Alessandro Gili

Mr. Gili will be appointed our Senior Vice President and Chief Financial Officer on October 1, 2018. From June 2018 until such appointment, Mr. Gili was the Chief Financial Officer of Honeywell Transportation Systems. From February 2015 until May 2018, Mr. Gili was the Chief Financial Officer of Ferrari N.V. In April 2015 he was also appointed as President of Ferrari Financial Services S.p.A. From June 2013 to February 2015, he was a Vice President and Chief Accounting Officer of Fiat Chrysler Automobiles N.V. From June 2011 to June 2013, Mr. Gili was Vice President, Corporate Controller and Chief Accounting Officer of Chrysler Group LLC. Prior to joining the Fiat Group, Mr. Gili was a project manager for Innovative Redesign Managements Consultants. Mr. Gili spent the first years of his career in Audit at Coopers & Lybrand. Mr. Gili holds a Bachelor’s degree in finance from Turin University and is a Certified Public Accountant and Certified Public Auditor in Italy.

Thierry Mabru

Thierry Mabru will be appointed our Senior Vice President, Integrated Supply Chain on October 1, 2018. From March 2013 until such appointment, Mr. Mabru was the Vice President of Global Integrated Supply Chain for Honeywell Transportation Systems. From April 2011 until February 2013, Mr. Mabru was Senior Director of Global Advanced Manufacturing Engineering for Honeywell Transportation Systems. From September 2006 to February 2011, Mr. Mabru was Director of the Program Management Office of Honeywell Aerospace EMEAI. Mr. Mabru currently serves as director of both the Board of Friction Material Pacific (FMP) Group Australia PTY Limited and Board of Friction Material Pacific (FMP) Group PTY Limited. Mr. Mabru holds a Master of Science degree from the École Nationale de Mécanique et d’Aérotechniques (ISAE/ENSMA), Poitier, France.

Jerome Maironi

Jerome Maironi will be appointed our Senior Vice President, General Counsel and Corporate Secretary on October 1, 2018. For the past five years and until such appointment, Mr. Maironi was the Vice President of Global Legal Affairs for Honeywell Performance Materials and Technologies. Mr. Maironi graduated with an Executive MBA from INSEAD, Fontainebleau, France. Mr. Maironi received a post-graduate degree in Law & Practice of International Trade and a Master of Law from the University Rene Descartes, Paris, France. Mr. Maironi is a member of the Association Francaise des Juristes d’Entreprise and has also passed the French Bar Exam.

Fabrice Spenninck

Mr. Spenninck will be appointed our Senior Vice President and Chief Human Resources Officer on October 1, 2018. From August 2015 until such appointment, Mr. Spenninck was Vice President of Human Resources of Honeywell Transportation Systems. From 2013 to 2015, Mr. Spenninck was Vice President of Labor and Employee Relations and, from 2011 to 2013, he was Senior Director of Human Resources (One Country Leader) in France and North Africa at Honeywell. Mr. Spenninck holds a Master’s degree in Human Resources and Labor Relations from the University of Montpellier, France.

Our Board of Directors Following the Spin-Off and Director Independence

Immediately following the Spin-Off, we expect that our Board will be comprised of seven directors. A majority of our directors will meet the independence requirements set forth in the listing standards of the New York Stock Exchange at the time of the Spin-Off.

Committees of the Board

Effective upon the completion of the Spin-Off, our Board will have the following committees, each of which will operate under a written charter that will be posted on our website prior to the Spin-Off.

Audit Committee

The Audit Committee will be established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee will be more fully described in our Audit Committee charter. We anticipate that our Audit Committee, among other duties, will oversee:

•	management’s conduct of our financial reporting process (including the development and maintenance of systems of internal accounting and financial controls);

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our outside auditor;

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